    As filed with the Securities and Exchange Commission on June 2, 1997
                                           Registration No. 333-
                                                                ----------------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                  ----------------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                  ----------------------------------------

                          ARBOR HEALTH CARE COMPANY
             (Exact Name of Issuer as Specified in its Charter)


             DELAWARE                                         34-1469604
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)


                       1100 SHAWNEE ROAD, P.O. BOX 840
                            LIMA, OHIO 45802-0840
                  (Address of principal executive offices)

                          ARBOR HEALTH CARE COMPANY
                           1995 STOCK OPTION PLAN
                            (Full Title of Plan)

                                PIER C. BORRA
                         CHAIRMAN, PRESIDENT AND CEO
                          ARBOR HEALTH CARE COMPANY
                       1100 SHAWNEE ROAD, P.O. BOX 840
                            LIMA, OHIO 45802-0840

                               (419) 227-3000
          (Name, Address and Telephone Number of Agent for Service)

                                  Copy to:

                         GREGORY C. YADLEY, ESQUIRE
                       SHUMAKER, LOOP & KENDRICK, LLP
                     101 EAST KENNEDY BLVD., SUITE 2800
                               TAMPA, FL 33602

                               (813) 229-7600

                       CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                     PROPOSED MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO           PROPOSED MAXIMUM OFFERING            AGGREGATE                 AMOUNT
   TO BE REGISTERED        BE REGISTERED (1)          PRICE PER SHARE (2)           OFFERING PRICE (2)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Shares of Common
Stock, par value            300,000 shares                  $28.75                      $8,625,000               $2,613.64
$.03 per share
==================================================================================================================================

(1) A maximum of 300,000 shares in addition to those previously registered may be issued under the 1995 Stock Option Plan. Such shares may be in whole or in part, as the Board of Directors of the Registrant shall determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Registrant. The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for shares of Common Stock, or pursuant to the antidilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported in The Nasdaq Stock Market on May 29, 1997.

         The contents of the Registration Statement on Form S-8, File No. 33-97384, for Arbor Health Care Company, as previously filed with the Commission, are hereby incorporated herein by reference.

                                EXHIBIT INDEX

    Exhibit No.                               Description
    -----------                               -----------
         4.1          Arbor Health Care Company 1995 Stock Option Plan (incorporated by reference to the Company's Proxy Statement dated April 24, 1995).

         4.2          Amendment No. 1 to 1995 Stock Option Plan.

           5          Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities being registered

        24.1          Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5)

        24.2          Consent of Ernst & Young LLP, independent auditors

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lima, State of Ohio, on this 22nd day of May, 1997.


                                               ARBOR HEALTH CARE COMPANY



                                               By:  /s/  Pier C. Borra
                                                    ----------------------------
                                                    Pier C. Borra, Chairman,
                                                    President and CEO

                              POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Pier C. Borra his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of May, 1997.


         SIGNATURE                       TITLE
         ---------                       -----

  /s/ Pier C. Borra
  ------------------------
  Pier C. Borra                      Director, Chairman of the Board, President
                                     and CEO

/s/ Carl R. Adkins
----------------------------
         Carl R. Adkins            Director


/s/ Thomas A. James
----------------------------
         Thomas A. James           Director


/s/ Fredrick C. Powell
----------------------------
         Fredrick C. Powell        Director


/s/ Bruce G. Thompson
----------------------------
         Bruce G. Thompson         Director


/s/ James F. White, Jr.
----------------------------
         James F. White, Jr.       Director

/s/ Dennis R. Smith
----------------------------
         Dennis R. Smith           Senior Vice President-Finance, Chief
                                   Financial Officer, and Chief Accounting
                                   Officer

                                EXHIBIT INDEX

         The following exhibits are filed herewith as part of this Registration
Statement:


                                                                                       Sequential
              Exhibit No.                 Description                                   Page No.
              -----------                 -----------                                   --------

                 4.1        Arbor Health Care Company 1995 Stock
                            Option Plan (incorporated by reference to the Company's Proxy Statement dated April 24,
                            1995).

                 4.2        Amendment No. 1 to 1995 Stock Option Plan.

                 5 Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities being registered

                24.1 Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5)

                24.2 Consent of Ernst & Young LLP, independent auditors